UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2020
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
155 East 44th Street, Suite 900
New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INTL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 11, 2020, INTL FCStone Inc. (the “Company”) completed the issuance and sale of $350 million in aggregate principal amount of its 8.625% Senior Secured Notes due 2025 (the “Notes”). The Notes were issued at the offering price of 98.5% of the aggregate principal amount thereof. The Notes were issued pursuant to an Indenture, dated June 11, 2020 (the “Indenture”), by and among the Company, the guarantors party thereto from time to time and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).
As previously, disclosed, the Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to (1) fund the cash consideration for the merger of the Company's wholly-owned subsidiary and GAIN Capital Holdings, Inc. (“GAIN”), with GAIN surviving as the Company's wholly-owned subsidiary (the “Merger”), pursuant to the Agreement and Plan of Merger dated as of February 26, 2020 and approved by GAIN’s stockholders on June 5, 2020 (as may be amended, the “Merger Agreement”), (2) fund the repayment of GAIN’s 5.00% Convertible Senior Notes due 2022 and (3) pay certain related transaction fees and expenses.
The Company has deposited the gross proceeds from the sale of the Notes, as well as escrow agency fees and interest on the Notes to (but not including) the date that is two months from the date of the closing of the offering of the Notes, into a segregated escrow account until the date that certain escrow release conditions are satisfied. Until the earlier of the satisfaction of the escrow release conditions or occurrence of a special mandatory redemption, on each two-month anniversary of the date of the closing of the offering of the Notes, the Company will deposit into the escrow account amounts sufficient to pay escrow agency fees and interest on the Notes for the following two-month period. Among other things, the escrow release conditions include the consummation of the Merger. Prior to the satisfaction of the escrow release conditions, the Notes will not be guaranteed and will be secured by a first-priority security interest in the escrow account and all deposits and investment property therein. Following satisfaction of the escrow release conditions, the Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior second lien secured basis, by certain subsidiaries of the Company that guarantee the Company’s senior credit facility and by GAIN and certain of its domestic subsidiaries (collectively, the “Guarantors”). Following satisfaction of the escrow release conditions, the Notes and the related guarantees will be secured by liens on substantially all of the Company’s and the Guarantors’ assets, subject to certain customary and other exceptions and permitted liens. The liens on the Company’s and the Guarantors’ assets that secure the Notes and the related guarantees will be contractually subordinated to the liens on the Company’s and the Guarantors’ assets that secure the Company’s and the Guarantors’ existing and future first lien secured indebtedness, including indebtedness under the Company’s senior credit facility, as a result of the lien subordination provisions of an intercreditor agreement entered into by the Collateral Agent and the agent for the Company’s senior credit facility. If the Merger has not been consummated on or prior to November 27, 2020 or upon the occurrence of certain other events, the Company will be required to redeem the Notes at a price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date.
The Notes will mature on June 15, 2025. Interest on the Notes accrues at a rate of 8.625% per annum and is payable semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2020. The Company is obligated to make each interest payment to the holders of record of the Notes on the immediately preceding June 1 and December 1.
The Company has the option to redeem all or a portion of the Notes at any time prior to June 15, 2022 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium. At any time on or after June 15, 2022, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture. At any time before June 15, 2022, the Company may also redeem up to 40% of the aggregate principal amount of the Notes at a redemption price of 108.625% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings. In addition, upon the earlier to occur of (x) a business combination between the Company’s subsidiaries that are registered in the United Kingdom and regulated by the Financial Conduct Authority and (y) the one year anniversary of the date of issuance of the Notes, the Company may elect to redeem up to $100.0 million in aggregate principal amount of the Notes at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption. If the Company elects not to redeem the Notes, the holders of the Notes will have the right to require the Company to repurchase up to $100.0 million in aggregate principal amount of the Notes (or a lesser amount equal to the difference between $100.0 million and the amounts previously redeemed by the Company) at a purchase price equal to 103% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to make an offer to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
The Indenture contains covenants that limit, among other things, the Company’s ability to (1) transfer and sell assets; (2) pay dividends or distributions on its capital stock, repurchase its capital stock, make payments on subordinated indebtedness and make certain investments; (3) incur additional debt; (4) create or incur liens on its assets; (5) create any restriction on the ability of any of its restricted subsidiaries to pay dividends, make loans to the Company or any of its restricted subsidiaries or sell assets to the Company or any of its restricted subsidiaries; (6) merge, amalgamate or consolidate with another company; and (7) enter into transactions with affiliates. These covenants are subject to a number of important limitations, qualifications and exceptions.
The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment; failure to comply with redemption and repurchase provisions; failure to comply with the agreements in any of the Indenture, Notes and related guarantees and security agreements; payment defaults or acceleration of other material indebtedness; failure to pay certain judgments; unenforceability, repudiation, denial or disaffirmation of obligations of certain subsidiaries; and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then-outstanding Notes may declare the principal, premium (if any) and accrued but unpaid interest on all the Notes to be due and payable.
The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy thereof that is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The Notes were issued in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A and to certain persons outside of the United States pursuant to Regulation S under the Securities Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01    Regulation FD Disclosure.
On June 11, 2020, the Company issued a press release announcing the closing of the issuance and sale of the Notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.

Exhibit
Number	Description
4.1	Indenture by and among the Company, the guarantors party thereto from time to time and The Bank of New York Mellon, as trustee and collateral agent, dated as of June 11, 2020.
4.2	Form of 8.625% Senior Secured Notes due 2025 (included in Exhibit 4.1).
99.1	Press Release dated June 11, 2020 (furnished herewith).

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
June 11, 2020	/s/ WILLIAM J. DUNAWAY
(Date)	William J. Dunaway
Chief Financial Officer